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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Pre-effective Amendment No. 2 to this Registration Statement on Form S-3 of our report dated August 17, 2001 relating to the consolidated financial statements, which appear in the 2003 Annual Report to Shareholders, which is incorporated by reference in Oriental Financial Group Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/S/PRICEWATERHOUSECOOPERS LLP
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San Juan, Puerto Rico
September 19, 2003